Exhibit 10.9.1.3

TERMINATION AGREEMENT

This Termination Agreement (this “Termination”) is made and entered into as of the 15th day of January 2015, by and between Las Vegas Jet, LLC, a Nevada limited liability company (“Provider”), and Stephen A. Wynn, an individual (“Lessee”).

WHEREAS, Provider and Lessee have entered into that certain Aircraft Time Sharing Agreement, dated as of November 25, 2002, as amended by that certain Amendment No. 1 to Aircraft Time Sharing Agreement, dated January 1, 2004, and that certain Amendment No. 2 to Aircraft Time Sharing Agreement, dated October 31, 2009 (collectively, the “Agreement”); and

WHEREAS, Provider and Lessee desire to terminate the Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Termination of Agreement. Provider and Lessee agree that the Agreement shall terminate and be of no further force or effect as of January 1, 2015.

2.	Counterparts. This Termination may be executed in one or more counterparts, each of which independently shall be deemed to be an original.

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IN WITNESS WHEREOF, the parties hereto have each caused this Termination to be duly executed as of the day and year first written above.

LAS VEGAS JET, LLC	STEPHEN A. WYNN

By: Wynn Resorts, Limited
Its: Sole Member

By: /s/ Kim Sinatra	/s/ Stephen A. Wynn
Name: Kim Sinatra
Title: Executive Vice President, General
Counsel and Secretary